UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 25, 2007

IR BioSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	033-05384	13-3301899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8767 E. Via De Ventura, Suite 190
Scottsdale, Arizona 85258
(Address of Registrant's Principal Executive Offices) (Zip Code)

(480) 922-3926
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

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Item 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2007, ImmuneRegen BioSciences, Inc., a wholly-owned subsidiary of IR BioSciences Holdings, Inc., (the “Company”) entered into a two (2) year lease agreement with Bay Colony Executive Center-West, a division of BC Management Company, Inc. pursuant to which the Company will lease approximately 3,322 square feet of office space for the period November 1, 2007 through October 31, 2009, to serve as the Company’s new corporate headquarters which are located at 8767 E. Via de Ventura, Suite 190, Scottsdale, Arizona 85258.  The Company’s minimum monthly rent expense is $6,921 plus tax per month in the first year and will increase to $7,128 plus tax per month in the second year.  The Company will also be responsible for its proportionate share, which is established to be 4.4%, of the direct operating and maintenance expenses of the building and real estate taxes assessed or imposed on the building.  The Company believes that its facilities are adequate for its current needs and suitable additional space will be available in the future to replace existing facilities, if necessary, or to accommodate expansion of its operations.

Item 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

                                Exhibit                   Description
10.1	Office Lease dated October 25, 2007 by and between IR BioSciences Holdings, Inc. and Bay Colony Executive Center-West, a division of BC Management Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BIOSCIENCES HOLDINGS, INC.

Dated: October 30, 2007	By:	/s/ Michael K Wilhelm
Michael K Wilhelm,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Office Lease dated October 25, 2007 by and between IR BioSciences Holdings, Inc. andBay Colony Executive Center-West, a division of BC Management Company, Inc.

*Filed herewith

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